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                                                                    EXHIBIT 10.8

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                                   SHARE PLAN
                       FOR HOLDERS OF CLASS "F" SHARES OF
                     EXFO ELECTRO-OPTICAL ENGINEERING INC.
                        OR OF SHARES RESULTING FROM THE
                       CONVERSION OF THE CLASS "F" SHARES

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1.   DEFINITIONS

1.1. The terms listed herein shall have the following meanings, unless the context requires otherwise

     1.1.1     "Board" shall mean the Board of directors of the Corporation;

     1.1.2     "Change of Control" shall mean:

               a) the acquisition by any person or entity, or any persons or entities acting jointly or in concert, whether directly or indirectly, of voting securities of the Corporation which, together with all other voting securities of the Corporation held by such persons or entities, constitute, in the aggregate, either (a) fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation, or (b) forty percent (40%) or more of the votes attached to all outstanding voting securities of the Corporation and is followed within twenty-four (24) months by changes of the members of the Board resulting in a change of the majority of the Board;

               b) an amalgamation, arrangement or other form of business combination of the Corporation with another entity which results in the holders of voting securities of that other entity holding, in the aggregate, either (a) fifty percent (50%) or more of the votes attached to all outstanding voting securities of the entity resulting from the business combination, or (b) forty percent (40%) or more of the votes attached to all outstanding voting securities of the entity resulting from the business combination and is followed within twenty-four (24) months by changes of the members of the Board resulting in a change of the majority of the Board;

               c) any event or series of events (which event or series of events may include, without limitation, a proxy fight or proxy solicitation with respect to the election of directors of the Corporation made in opposition to the nominees recommended by the Continuing Directors during any period of twenty-four (24) consecutive months) as a result of which a majority of the members of the Board consists of individuals other than Continuing Directors; or

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               d)   the sale, lease or exchange of all or substantially all of the property of the Corporation to another person or entity, other than in the ordinary course of business of the Corporation or any of its Subsidiaries.

     1.1.3 "Continuing Directors" shall mean with respect to any period of twenty-four (24) consecutive months, (a) any members of the Board on the first (1st) day of such period, (b) any members of the Board elected after the first (1st) day of such period at any annual meeting of shareholders who were nominated by the Board or a committee thereof, if a majority of the members of the Board or such committee were Continuing Directors at the time of such nomination, and (c) any members of the Board elected to succeed Continuing Directors by the Board or a committee thereof, if a majority of the members of the Board or such committee were Continuing Directors at the time of such election;

     1.1.4     "Corporation" shall mean EXFO Electro-Optical Engineering Inc.;

     1.1.5 "Plan" shall mean the Share Plan of the Corporation as embodied herein;

     1.1.6 "Shareholder" or "Shareholders" shall mean, unless otherwise stipulated, one or more holders of Shares;

     1.1.7 "Shares" shall mean (i) the class "F" shares of the Corporation issued pursuant to the Stock Purchase Plan for Officers, Directors and Key Employees of EXFO Electro-Optical Engineering Inc. adopted by the Corporation on September 19, 1998 (the "SPP"), or (ii) the class "F" shares of the Corporation issued by the Board outside the purview of the SPP, if any, or, as the case may be, (iii) the Subordinate Voting Shares of the Corporation resulting from the conversion of the shares issued pursuant to
               (i) or (ii), which shall be listed on a recognized stock exchange;

     1.1.8 "Subsidiaries" shall mean (i) any legal entity of which the Corporation is the holder or the beneficiary, directly or indirectly, otherwise than by way of security only, of securities to which are attached over 50% of the vote enabling it to elect the majority of the directors of such entity as well as any subsidiaries of such legal entity and (ii) any legal entity in which the Corporation or a subsidiary of the Corporation holds at least 50% of the voting rights or in which it has a majority interest and of which the Corporation or a subsidiary of the Corporation manages the operations.

2.   PURPOSE OF THE PLAN

2.1 The Plan is designed to establish restrictions on the rights of the Shareholders and the terms and conditions governing the holding of the Shares further to the closing of the initial public offering of the Corporation on the Canadian and United States markets.

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2.2  Subject to the prior approval of the competent regulatory authorities, the
     Board shall be entitled to amend or modify, in whole or in part, any or all of the provisions of the Plan. However, any amendment or modification affecting retroactively and prejudicially the rights of the Shareholders shall be approved by 66 2/3% of the votes cast at a meeting of Shareholders.

3.   DEPOSIT OF SHARES IN TRUST

3.1 The Shareholders hereby deposit with CIBC Mellon Trust Company (the "Trustee"), to be held in trust under and subject to this Plan, the Shares held by each of them.

3.2 The Corporation and each Shareholder hereby direct the Trustee to retain the Shares in trust until the Shares are released pursuant to the terms of this Plan.

3.3 The deposit of the Shares in trust will not impair any right of a Shareholder to exercise voting rights attaching to the Shares.

3.4 The deposit of the Shares in trust will not impair any right of a Shareholder to receive a dividend or other distribution on the Shares or to elect the form or manner in which a dividend or other distribution on the Shares will be paid. If, during the period in which the Shares are retained in trust pursuant to this Plan, any dividend or other distribution, other than one paid in Shares of the Corporation, is received by the Trustee in respect of the Shares held in trust, such dividend or other distribution will be paid or transferred forthwith to the respective Shareholder entitled thereto. Additional Shares distributed on the Shares will, if received by the Trustee, be retained in trust and, if received by the Shareholder, be deposited in trust in accordance with section 2, to be held in and released from the trust on the same terms and conditions as applied to the Shares on which the distribution was paid.

3.5 Subject to Article 9, the deposit of the Shares in trust will not impair any right of a Shareholder to exercise a right attaching to the Shares that entitles the Shareholder to purchase or otherwise acquire another security or to exchange or convert Shares for or into another security.

4.   PERMITTED TRANSFERS

4.1 The Shares may be transferred within the trust by a Shareholder to a Registered Retirement Savings Plan ("RRSP") or Registered Retirement Income Fund ("RRIF"), or subsequently between RRSPs or from an RRSP to an RRIF, provided that the Trustee first receives:

     4.1.1 evidence from the trustee of the RRSP or RRIF, as applicable, stating that, to the best of trustee's knowledge, the Shareholder is, during the Shareholder's lifetime, the sole beneficiary of the RRSP or RRIF;

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     4.1.2     a transfer power of attorney, duly executed by the transferor and giving full power and authority to the trustee of the RRSP or RRIF to act in accordance herewith; and

     4.1.3 an acknowledgement signed by the trustee of the RRSP or RRIF confirming that it agrees to be bound by the terms and conditions hereof.

4.2 In the event of the bankruptcy of a Shareholder, the Shares of such Shareholder may be transferred within the trust to the trustee in bankruptcy, provided that the Trustee first receives:

     4.2.1     a certified copy of either:

               a) the assignment in bankruptcy of the Shareholder filed with the superintendent of bankruptcy; or

               b)   the receiving order adjudging the Shareholder bankrupt;

     4.2.2 a certified copy of a certificate of appointment of the trustee in Bankruptcy;

     4.2.3 a transfer power of attorney, duly executed by the transferor and giving full power and authority to the trustee in bankruptcy to act in accordance herewith; and

     4.2.4 an acknowledgment signed by the trustee in bankruptcy or other person (or company) legally entitled to the Shares or an amended agreement reflecting the transfer.

4.3 Upon completion of a transfer of Shares pursuant to this section 4, the transferee will be a Shareholder and the Shares transferred will remain in trust, to be held in and released from the trust on the same terms and conditions as were applicable prior to the transfer.

4.4 Without limiting the generality of the foregoing, the provisions of Articles 6, 7 and 8 shall apply mutatis mutandis to a Shareholder that is the trustee of a RRSP or a RRIF when any of the events set forth in those Articles affect the beneficiary of such RRSP or RRIF.

5.   RELEASE OF THE SHARES

5.1. Subject to Articles 6, 7 and 8, the Shares shall be released from the trust under this Plan on August 31, 2004 (the "Release Date").

5.2 As soon as reasonably practicable after the Release Date, the Trustee will deliver, to or at the direction of the Shareholder, certificates evidencing the Shares released from the trust.

5.3 The Trustee shall have no further responsibility for the Shares held in trust for a Shareholder after it has delivered the Shares to or at the direction of such Shareholder in accordance with the terms of this Plan.

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5.4  Notwithstanding any provisions to the contrary contained herein, the
     Trustee shall not be entitled to release the Shares from the trust and to deliver the Shares to or at the direction of a Shareholder if such shares are also held in trust by the Trustee pursuant to any other agreement among the Shareholder and the Corporation.

5.5 Notwithstanding any provisions to the contrary contained herein, the Board shall have the power to accelerate the Release Date of the Shares in the event the employment of a Shareholder with the Corporation or one of its Subsidiaries is terminated for any reason whatsoever other than those set forth in Article 8 hereof.

6.   RELEASE UPON DEATH

6.1 Upon receipt by the Trustee of written notice from the Corporation of the death of a Shareholder, the Shares will be released from the trust and the Trustee will deliver certificates evidencing such Shares to the legal representative of the deceased Shareholder, provided that the Trustee first receives:

     6.1.1     a certified copy of the death certificate; and

     6.1.2 such evidence of the legal representative status that the Trustee may reasonably require.

7.   RELEASE UPON DISABILITY

7.1 Upon receipt by the Trustee of written notice from the Corporation of the establishment of the permanent disability of a Shareholder, the Shares will be released from the trust and the Trustee will deliver certificates evidencing such Shares to the legal representative of the disabled Shareholder, provided that the Trustee first receives:

     7.1.1 a medical report establishing the disability of the Shareholder. For the purposes of this Plan, a permanent disability, whether total or partial, is a disability preventing a Shareholder from carrying out his functions within the Corporation for a minimum 6 month period; and

     7.1.2 such evidence of the legal representative status that the Trustee may reasonably require.

8. COMPULSORY SALE

8.1 Upon receipt by the Trustee of written notice from the Corporation of the occurrence of one of the following events prior to the Release Date, instructions are hereby irrevocably given to the Trustee by the Shareholder concerned by such event (the "Concerned Shareholder") and the Corporation, to sell the Shares (the "Offered Shares") held in trust by the Trustee for such Concerned Shareholder on the public market in accordance with the terms hereof:

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               8.1.1     misappropriation of funds, theft, or fraud by a
                         Shareholder against the Corporation or one of its Subsidiaries or any termination of employment with the Corporation or one of its Subsidiaries for cause, including but not limited to refusal or systematic negligence by a Shareholder to fulfil the functions he undertook to fulfil for the Corporation or one of its Subsidiaries and which is not cured within five (5) days following receipt of a written notice from the Corporation to that effect;

               8.1.2 violation of any non-competition covenant of a Shareholder towards the Corporation or one of its Subsidiaries;

               8.1.3 concurrent holding of another position by a Shareholder who is a full-time employee of the Corporation or one of its Subsidiaries;

               8.1.4 failure by a Shareholder to comply with the provisions of this Plan within five (5) days following receipt of a written notice from the Corporation to that effect;

               8.1.5 seizure or forced transfer of ownership of Shares held by a Shareholder in favor of a third party;

               8.1.6 resignation or voluntary departure from the Corporation or one of its Subsidiaries by a Shareholder.

     8.2 The sale of the Offered Shares on the public market shall take place 10 days after receipt by the Trustee of a notice from the Corporation indicating the occurrence of one of the events mentioned in section 8.1, with evidence of delivery of such notice to the Concerned Shareholder.

     8.3 Within 30 days following the sale of the Offered Shares pursuant to the provisions of section 8.1, the Trustee shall distribute the net proceeds of the sale of the Offered Shares as follows:

               8.3.1 if the sale of the Offered Shares results from the occurrence of one of the events set forth in subsections 8.1.1 to 8.1.5,

                         a) the Trustee shall pay to the Concerned Shareholder a sum equal to the lesser of (i) the price (the "Subscription Price") paid by the Concerned Shareholder for the Offered Shares at the time of their subscription, and (ii) the net proceeds of the sale of the Offered Shares; and

                         b) the Trustee shall pay the balance to the Corporation, if any;

               8.3.2 if the sale of the Offered Shares results from the occurrence of the event set forth in subsection 8.1.6,



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               a)   the Trustee shall pay to the Concerned Shareholder a sum
                    equal to the lesser of (i) the Subscription Price to which is added a premium of 8% per year since August 31st, 1999 regardless of the date of subscription of such Shares, and
                    (ii) the net proceeds of the sale of the Offered Shares;

               b) the Trustee shall pay the balance to the Corporation, if any.

9.   TAKEOVER BID

9.1 A Shareholder who wishes to tender certain of its Shares (the "Tendered Shares") to a bona fide formal takeover bid, plan of arrangement, amalgamation, merger or similar transaction (a "Transaction") will deliver to the Corporation which shall deliver to the Trustee:

     9.1.1 a written direction signed by the Shareholder (a "Direction") that directs the Trustee to deliver to a specified person
               (or company) (the "Depositary") either:

               (a)  certificates evidencing the Tendered Shares, or

               (b) where the Shareholder has provided the Trustee with a notice of guaranteed delivery or similar notice of the Shareholder's intent to tender the Tendered Shares to the Transaction, that notice, together with a letter of transmittal or similar document and, where required, transfer power of attorney duly executed for transfer, and any other documentation specified or provided by the Shareholder and required to be delivered to the Depositary under the terms of the Transaction; and

     9.1.2 such other information concerning or evidence of the transaction as the Trustee may reasonably require.

9.2 Subject to section 9.1, forthwith after its receipt of the information and documentation specified in subsection 9.1, the Trustee will deliver to the Depositary, in accordance with the Direction, documentation specified or provided under subsection 9.1 (a), together with the Trustee's standard documentation addressed to the Depositary that:

     9.2.1     identifies the Tendered Shares;

     9.2.2     states that the Tendered Shares are held in trust;

     9.2.3 states that the Tendered Shares are delivered only for the purposes of the Transaction and that they will be released from the trust only upon receipt by the Trustee of the information described in section 9.3;



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     9.2.4     where certificates for the Shares have been delivered to the
               Depositary, requires the Depositary to return to the Trustee, as soon as practicable, the certificates evidencing the Shares that are not releasable from the trust as described in clause (9.2.3) above; and

     9.2.5 where applicable, requires the Depositary to deliver or cause to be delivered to the Trustee, as soon as practicable, certificates representing securities acquired by the Shareholder under the Transaction in exchange, substitution or consideration for the Tendered Shares.

9.3 Subject to section 9.1, the Tendered Shares will be released from the trust upon receipt by the Trustee of the Depositary's standard documentation in respect of the Transaction indicating that:

     9.3.1     the terms and conditions of the Transaction have been met; and

     9.3.2 the Tendered Shares have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the Transaction.

9.4 Subject to Section 9.1, the Trustee will hold any additional securities acquired by a Shareholder under the Transaction in trust on the same terms and conditions, including Release Date, as applied to the Shares for which they were exchanged, substituted or constituted consideration.

9.5 Notwithstanding any provisions to the contrary contained herein, the Shares shall be released forthwith from the trust upon the occurrence of a Change of Control and, as soon as reasonably practicable, the Trustee will deliver, to or at the direction of the Shareholder, certificates evidencing the Shares released from the trust.

10.  REMUNERATION OF TRUSTEE

     The Corporation shall pay the Trustee reasonable remuneration for, and reimburse the Trustee for its expenses and disbursements in connection with, its services under this Plan.

11.  INDEMNIFICATION OF TRUSTEE

     The Shareholders and the Corporation agree, jointly but not severally, to indemnify and save harmless the Trustee from and against all claims, liabilities, losses, penalties, actions, suits, costs, expenses and disbursements (including the fees and expenses of legal and other advisers) made against it by anyone, in the absence of gross negligence or fraud by the Trustee, its officers, directors and employees, by reason of Trustee's compliance in good faith with the terms hereof.

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12. RESPONSIBILITY OF TRUSTEE

12.1 The Trustee will bear no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, the Trustee's receipt of which is a condition to a release from the trust or a transfer within the trust under this Plan.

12.2 The Trustee may retain legal counsels and advisors as may be reasonably required for the purpose of discharging its duties or determining its rights under this Plan, and may rely and act upon advice of such counsels or advisors. The Corporation shall pay or reimburse the Trustee for any reasonable fees, expenses and disbursements of such counsels or advisors.

12.3 The Trustee shall be protected in acting and relying reasonably upon any written notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and signed by any person required to or entitled to execute and deliver to the Trustee any such Documents in connection with this Plan, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Trustee in good faith believes to be genuine.

13.  RESIGNATION OF TRUSTEE

     The resignation of the Trustee will be effective and the Trustee will cease to be bound by this Plan on the date that is 60 days after the date of receipt by the Corporation of a notice of the Trustee's intent to resign, or, as the case may be, on such other date as the Trustee and the Corporation may agree upon (the "Resignation Date"), provided that the Resignation Date will not be a date that is less than 10 days before the Release Date. The Corporation will, before the Resignation Date, appoint another Trustee, which appointment will be binding on the Corporation and the Shareholders. If the Corporation fails to appoint another Trustee within the 60-day period set forth above, the Trustee will be entitled to deliver the Shares held in trust pursuant to this Plan to the Corporation which shall act according to the provisions of the Plan and appoint another Trustee forthwith.

14.  ASSIGNMENT OF SHARES

14.1 A Shareholder shall not, without the prior written consent of the Corporation, hypothecate, mortgage, pledge, encumber, or otherwise assign as security any portion of the Shares held in trust by the Trustee.

14.2 Notwithstanding the provisions of Section 14.1, a Shareholder shall be entitled to hypothecate, mortgage, pledge and encumber, or otherwise assign as security any portion of the Shares held in trust by the Trustee, in favour of the Corporation and as a guarantee


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     for the reimbursement of any loan by the Corporation to such Shareholder for the acquisition of Shares.

15.  CONVERSION OF SHARES

     The provisions of the Plan shall apply mutatis mutandis to any shares or securities into which the Shares may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated, to any shares or securities that may be subscribed for by a Shareholder as a stock dividend or similar distribution payable in shares or securities of the Corporation and to any shares or securities of the Corporation or of any successor or continuing company or corporation to the Corporation that may be received by a Shareholder or the Trustee as the registered holder of the Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise. All such shares or securities to which the Plan applies mutatis mutandis shall be deposited in trust according to the provisions hereof.

16.  NOTICES

16.1 Notice to the Trustee:

     Documents will be considered to have been delivered to the Trustee on the next business day following the date of transmission, if delivered by fax, the date of physical delivery, if delivered by hand or by prepaid courier, or 5 days after the date of mailing, if delivered by mail, to the following:

     CIBC Mellon Trust Company
     2001 University Street
     16th Floor
     Montreal, Quebec
     H3A 2A6

     Attention: Corporate Trust Department
     Fax: 514-285-3640

16.2 Notice to the Corporation:

     Documents will be considered to have been delivered to the Corporation on the next business day following the date of transmission, if delivered by fax, the date of physical delivery, if delivered by hand or by prepaid courier, or 5 days after the date of mailing, if delivered by mail, to the following:

     EXFO Electro-Optical Engineering inc.
     465 Godin Avenue
     Vanier, Quebec
     G1M 3G7

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     Attention: The Vice President, Finance Fax: 418-683-2170

16.3 Deliveries to Shareholders:

     Documents will be considered to have been delivered to a Shareholder on the next business day following the date of transmission, if delivered by fax, the date of physical delivery, if delivered by hand or by prepaid courier, of 5 days after the date of mailing, if delivered by mail, to the last address of the Shareholder entered in the Corporation's records. The Trustee will, unless a Shareholder directs the Trustee in writing otherwise, deliver all certificates representing the Shares of the Shareholder that have been released from the trust to the last address of the Shareholder entered in the Corporation's records.

16.4 Change of Address

     A change in an address for delivery of the Trustee or the Corporation under this section 16 will be effective upon delivery to each other party hereof of a written notice of such change. A change in an address for delivery of a Shareholder under this section 16 will be effective upon delivery to the Trustee and the Corporation of a written notice of such change.

16.5 Postal Disruption

     A party will not effect a delivery by mail if the party is aware of an actual or impending disruption of postal service.

17.  DIVISIBILITY OF THE PLAN

     Each section of this document is a whole. If a court of law should find that one section is null and unenforceable, the remaining sections shall remain valid and enforceable.

18.  TITLES

     Titles of paragraphs are inserted for reference purposes only and do not affect the structure or the interpretation of the provisions of the Plan.

19.  JURISDICTION

     The Plan shall be interpreted and governed by the laws applicable in the Province of Quebec.

20.  EFFECTIVE DATE

     This Plan is dated as of April 3, 2000.


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